EXHIBIT 10(iii)(A)

July 24, 2006

Mr. Nicholas J. Camera
The Interpublic Group of Companies, Inc.
1114 Avenue of the Americas
New York, NY 10036

Dear Nick:

As you know, I have been deferring my director fees for the past several years. Commencing January 1, 2007, I wish to begin receiving my director fees on a current basis.

Very truly yours,

/s/  Richard A. Goldstein

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